UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2013

THE SPENDSMART PAYMENTS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6190 Cornerstone Court, Suite 216 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 677-0080

BillMyParents, Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	EEntry into a Material Definitive Agreement.

On February 19, 2013, BillMyParents, Inc. (the “Company”) entered into an employment agreement with Kim Petry (the “Petry Employment Agreement”). The full text of the Petry Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information included below under Item 5.02 provides a summary of the material terms of the Petry Employment Agreement and is incorporated herein by reference into this Item 1.01.

Item 5.02	DDeparture of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2013 BillMyParents, Inc. (the “Company”) announced that, effective February 19, 2013 Jonathan Shultz resigned from his position as Chief Financial Officer, Secretary and Treasurer of BillMyParents, Inc. (the “Company”), effective immediately. The Board thanks Mr. Shultz for his years of service. Mr. Shultz will be succeeded by Kim Petry, who will serve as the Company’s Chief Financial Officer, Secretary and Treasurer effective February 19, 2013 (the “Effective Date”).

Ms. Petry was employed by American Express from October 2008 to December 2012. From 2008 to 2010, Ms. Petry was the Vice President and Controller of Global Credit Cards and Small Business Services at American Express. In addition, from 2011 through 2012, Ms. Petry served as CFO of the Global Credit Cards and Small Business Services at American Express, where she led a team of over 150 finance professionals globally, supporting a business with over $4 billion in revenue. Prior to American Express, from 2006 to 2008, she was Vice President of Corporate Finance, Planning and Analysis and Business Finance and Analysis with TIAA-CREF where she led over 140 professionals across the U.S. and was responsible for reporting, budgeting, forecasting, strategy, long-term planning, new product development, mergers and acquisitions. Ms. Petry served at US Trust Corporation/Schwab Corporation from 1998 to 2006 in several executive roles following her prior experience working as a Senior Audit Manager for Financial Services at PricewaterhouseCoopers. She earned her MBA from New York University and her BA with a major in accounting, graduating summa cum laude, from Adelphi University.

Pursuant to the terms of the Petry Employment Agreement, Ms. Petry’s compensation consists of the following: (i) an annual salary of $225,000; (ii) eligibility for an annual cash bonus equal to $150,000, upon criteria to be determined (fifty percent (50%) of the first year’s bonus to be guaranteed by the Company); and (iii) a warrant to purchase up to three million shares of Company common stock at an exercise price of $0.39 per share, of which warrants to purchase up to five hundred thousand shares of common stock vest within sixty days from the  Effective Date, and the remaining warrants to purchase up to two million five hundred thousand shares of common stock vest equally over a thirty-six month period.

There are no other arrangements or understandings between Ms. Petry and any other person pursuant to which Ms. Petry was appointed as Chief Financial Officer of the Company. Ms. Petry has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In conjunction with Mr. Shultz’s resignation, the Company entered into a Separation Agreement with Mr. Shultz (the “Agreement”). Pursuant to the Agreement, Mr. Shultz will receive (i) a severance payment of $352,692, payable in a lump sum within 15 days from the effective date of his resignation; (ii) to the extent permissible, continued enrollment under the Company’s medical and dental benefit plans until February 28, 2014; and (iii) COBRA premiums under the Company’s medical and dental benefit plans until the earlier of (a) twelve (12) months from the date of resignation, or (b) until Mr. Shultz becomes eligible for comparable coverage though another source. In consideration for the payments set forth above, following the date of his resignation and until June 30, 2013 (or such other date as the parties may agree), Mr. Shultz has agreed to provide advisory services to the Company at mutually acceptable times and terms, on an as-needed basis. The payments are subject to such other terms and conditions customary for agreements of this purpose.

Item 5.03	AAmendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 15, 2013, The SpendSmart Payments Company f/k/a BillMyParents, Inc., (the "Company") filed a Certificate of Amendment (the "Certificate of Amendment") to its Certificate of Incorporation to change its name to “The SpendSmart Payments Company” (the "Name Change"). The Company has also sought to change its stock symbol as listed on the Over-The-Counter Bulletin Board. As discussed below, the Company's stockholders approved the Certificate of Amendment. The Certificate of Amendment is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.07	S Submission of Matters to a Vote of Security Holders

On January 23, 2013, the Company filed with the Securities and Exchange Commission a Definitive Schedule 14A Consent Solicitation Statement and thereafter mailed the statement to its stockholders of record as of January 11, 2013.

The following items of business were considered and voted upon by the stockholders of the Company: (i) to approve the Name Change; (ii) to authorize the Company’s board of directors the discretion to effect a reverse stock split of the Company’s common stock (the “Reverse Stock Split”); and (iii) to approve the 2013 Equity Incentive Plan of the Company (collectively, the “Actions”).

As of February 15, 2013, the Company had received the written consent from its stockholders of record (as of January 11, 2013), representing more than the 51% of the voting power of its outstanding common stock and Series B Preferred Stock, as was required to approve the Actions.

The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to the Actions voted upon by the stockholders, are set forth below:

(i)           Reverse Stock Split

Stockholders approved the Reverse Stock Split. The results of the voting were 70,935,300 votes for, 3,589,496 votes against, and 4,024 votes abstained. There were no broker non-votes regarding this proposal.

(ii)           Name Change

Stockholders approved the Name Change. The results of the voting were 74,314,984 votes for, 209,742 votes against, and 4,094 votes abstained. There were no broker non-votes regarding this proposal.

(iii)           2013 Equity Incentive Plan

Stockholders approved the 2013 Equity Incentive Plan. The results of the voting were 70,203,001 votes for, 3,905,814 votes against, and 420,005 votes abstained. There were no broker non-votes regarding this proposal.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Colorado on February 15, 2013.
10.1	Employment Agreement, dated as of February 19, 2013, by and between the Company and Kim Petry

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BILLMYPARENTS, INC.

Dated: February 21, 2013	By:	/s/ Michael R. McCoy
Michael R. McCoy
Chief Executive Officer